UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 23, 2023

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into A Material Definitive Agreement.

Merger Agreement

General Terms

On August 23, 2023, SANUWAVE Health, Inc., a Nevada corporation (“SANUWAVE” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SEP Acquisition Corp., a Delaware corporation (“SEPA”), SEP Acquisition Holdings Inc., a Nevada corporation and a wholly owned subsidiary of SEPA (“Merger Sub”), and SANUWAVE. Pursuant to the terms of the Merger Agreement, a business combination between SANUWAVE and SEPA (the “Merger”) will be effected. More specifically, and as described in greater detail below, at the effective time of the Merger (the “Effective Time”):

●	Merger Sub will merge with and into SANUWAVE, with SANUWAVE being the surviving company following the Merger and continuing in existence as a wholly owned subsidiary of SEPA;

●
each issued and outstanding share of SANUWAVE common stock, par value $0.001 per share (the “SANUWAVE Common Stock”), will be automatically converted into shares of Class A common stock of SEPA, par value $0.0001 per share (the “Class A Common Stock”), at the Conversion Ratio (as defined in the Merger Agreement); and

●	outstanding Company Convertible Securities (as defined in the Merger Agreement) of SANUWAVE will be assumed by SEPA and will be converted into the right to receive Class A Common Stock of SEPA.

Merger Consideration

Pursuant to the terms of the Merger Agreement, the holders of (i) SANUWAVE Common Stock, (ii) options to purchase SANUWAVE Common Stock, (iii) warrants to purchase SANUWAVE Common Stock, and (iv) convertible promissory notes, collectively will be entitled to receive 7,793,000 shares of Class A Common Stock of SEPA (the “Merger Consideration”).

Each SANUWAVE convertible note that is outstanding, and has not been exchanged for shares of SANUWAVE Common Stock prior to the Effective Time will, to the extent permitted by the terms of such convertible note, automatically be assumed by SEPA and convertible into the number of shares of Class A Common Stock of SEPA equal to the product of (i) the number of shares of SANUWAVE Common Stock subject to such convertible note as of immediately prior to the Effective Time multiplied by (ii) the Conversion Ratio.

Each outstanding option to purchase SANUWAVE Common Stock (whether vested or unvested, exercisable or unexercisable) that is outstanding as of immediately prior to the Effective Time will be assumed by SEPA and automatically converted into the right to receive an option to acquire the number of shares of Class A Common Stock of SEPA equal to the product of (i) the number of shares of SANUWAVE Common Stock subject to such option as of immediately prior to the Effective Time multiplied by (ii) the Conversion Ratio.

Each warrant to purchase SANUWAVE Common Stock that is outstanding and unexercised, and has not been exchanged for shares of SANUWAVE Common Stock prior to the Effective Time will, to the extent permitted by the terms of such warrant, automatically be assumed by SEPA and converted into a warrant to purchase the number of shares of Class A Common Stock of SEPA equal to the product of (1) the number of shares of SANUWAVE stock subject to such warrant multiplied by (2) the Conversion Ratio.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by each of SANUWAVE and SEPA as of the date of the Merger Agreement or other specified dates. Certain of the representations and warranties are qualified by materiality or Material Adverse Effect (as defined in the Merger Agreement), as well as information provided in the disclosure schedules to the Merger Agreement.

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the consummation of the transactions (the “Transactions”) contemplated by the Merger Agreement (the “Closing”), and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which such covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the Closing or the earlier termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including, but not limited to those relating to: (i) the provision of access to their properties, books and personnel; (ii) the operation of their respective businesses in the ordinary course of business; (iii) each party’s public filings; (iv) restrictions on SANUWAVE soliciting any takeover proposals; (v) notification by SANUWAVE of any takeover proposals; (vi) notifications of certain breaches, consent requirements or other matters; (vii) efforts to consummate the Closing; (viii) tax matters; (ix) further assurances; (x) public announcements; (xi) confidentiality; and (xii) the composition of SEPA’s board of directors following the Closing. During the Interim Period, SANUWAVE and SEPA will solicit PIPE Investors (as defined in the Merger Agreement) to purchase shares of Class A Common Stock of SEPA in connection with the PIPE Investment (as defined in the Merger Agreement), which PIPE Investment will be consummated immediately prior to the Closing. The Merger Agreement also contains certain customary post-Closing covenants regarding (a) maintenance of books and records; (b) indemnification of directors and officers and the purchase of tail directors’ and officers’ liability insurance; and (c) use of trust account proceeds.

The parties made customary covenants regarding the registration statement on Form S-4 to be filed by SEPA (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the shares of SEPA’s Class A Common Stock to be issued as Merger Consideration under the Merger Agreement. The Registration Statement also will contain a proxy statement to solicit proxies from stockholders to approve the Merger Agreement and the Transactions, including the Merger.

Prior to the Closing and upon the approval of the holders of SEPA’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), SEPA will file with the Delaware Secretary of State an amendment to its Certificate of Incorporation (i) amending the conversion ratio of Class B Common Stock to Class A Common Stock on a 1:0.277 basis, such that 1 share of Class B Common Stock is convertible to 0.277 shares of Class A Common Stock and (ii) removing the anti-dilution protection previously held by the holders of SEPA’s Class B Common Stock (the “Class B Charter Amendment”).

Prior to the Closing and upon the approval of all of SEPA’s stockholders, SEPA will also file with the Delaware Secretary of State an additional amendment to its Certificate of Incorporation removing the provision requiring SEPA to have net tangible assets in excess of $5,000,000 in order to redeem Offering Shares (as defined in the Certificate of Incorporation) in connection with a Business Combination (as defined in the Certificate of Incorporation) (the “Net Tangible Asset Charter Amendment” and along with the Class B Charter Amendment, collectively, the “Charter Amendments”).

Conditions to Closing

The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the stockholders of SANUWAVE and SEPA; (ii) approvals of any required governmental authorities; (iii) no law or order preventing the Transactions; (iv) the filing of the Charter Amendments; (v) the appointment of SEPA’s post-closing board of directors; (vi) the Registration Statement having been declared effective by the SEC; (vii) approval of the Class A Common Stock of SEPA for listing on Nasdaq; (viii) holders of 80% or more of SANUWAVE’s convertible notes with a maturity date occurring after the date of the Closing (the “Closing Date”), measured by number of shares into which such convertible notes may be converted, agreeing to convert their convertible notes into shares of SANUWAVE Common Stock immediately prior to the Effective Time; and (ix) holders of 80% or more of SANUWAVE’s warrants that would be outstanding on the Closing Date, measured by number of shares subject to all such warrants in the aggregate, agreeing to convert their warrants into shares of SANUWAVE Common Stock immediately prior to the Effective Time.

In addition, unless waived by SANUWAVE, the obligations of SANUWAVE to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by SEPA of customary certificates and other Closing deliverables: (i) the representations and warranties of SEPA being true and correct as of the date of the Closing, except to the extent made as of a particular date and except for any failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; (ii) SEPA having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with by it on or prior to the Closing Date; (iii) SEPA having delivered a fairness opinion of the Purchaser Financial Advisor (as defined in the Merger Agreement), in form and substance reasonably satisfactory to SANUWAVE; (iv) SEPA having, at the Closing, at least $12,000,000 in cash and cash equivalents, including funds remaining in the trust account (after giving effect to the completion and payment of any redemptions) and the proceeds of any PIPE Investment; (v) execution of the Registration Rights Agreement (as defined in the Merger Agreement), (vi) evidence of the filing of the Charter Amendments with the Secretary of State of Delaware, (vii) execution of the Letter Agreement Amendment (as described below), and (viii) delivery of the Amendment to Warrant Agreement (as described below).

Unless waived by SEPA, the obligations of SEPA and Merger Sub to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by SANUWAVE of customary certificates and other Closing deliverables: (i) the representations and warranties of SANUWAVE being true and correct as of the date of the Closing, except to the extent made as of a particular date and except for any failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; (ii) SANUWAVE having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to SANUWAVE and its subsidiaries since the date of the Merger Agreement which is continuing and uncured; and (iv) the Lock-Up Agreements (as described below) being in full force and effect as of the Closing.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of SANUWAVE and SEPA; (ii) by either SANUWAVE or SEPA if any of the conditions to Closing have not been satisfied or waived by February 28, 2024; (iii) by either SANUWAVE or SEPA if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iv) by either SANUWAVE or SEPA in the event of the other party’s uncured breach, if such breach would result in the failure of a closing condition (and so long as the terminating party is not also in breach under the Merger Agreement); (v) by SEPA if there has been a Material Adverse Effect on SANUWAVE and its subsidiaries following the date of the Merger Agreement that remains uncured with 20 days written notice; (vi) by SEPA if SANUWAVE’s board effects a Company Adverse Recommendation Change (as defined in the Merger Agreement), SANUWAVE’s board approves, endorses or recommends a Superior Proposal (as defined in the Merger Agreement), a tender offer or exchange offer for any outstanding shares of SANUWAVE capital stock is commenced before obtaining the required stockholder approval and the SANUWAVE board fails to recommend against acceptance of such tender offer or exchange offer within 10 business days after commencement, or if there shall have been a material breach of Section 5.6 of the Merger Agreement; (vii) by SANUWAVE prior to the receipt of the required stockholder approval, if prior to or substantially concurrent with such termination, (A) SANUWAVE shall have paid the applicable termination fee (described below) and (B) SANUWAVE substantially concurrently with such termination enters into a definitive agreement with respect to a Superior Proposal that did not result from a material breach of Section 5.6 of the Merger Agreement; (viii) by either SANUWAVE or SEPA if the stockholders of SEPA do not approve the Merger Agreement and the Transactions at a special stockholder meeting held by SEPA; (ix) by either SANUWAVE or SEPA if the stockholders of SANUWAVE do not approve the Merger Agreement and the Transactions at a special stockholder meeting held by SANUWAVE; and (x) by SANUWAVE, if (A) a Form 25 relating to the delisting of the shares of SEPA’s Class A Common Stock from Nasdaq shall have been filed, and (B) the shares of SEPA’s Class A Common Stock have not been approved for listing on Nasdaq after the filing of such Form 25, subject to official notice of issuance, within the earlier of (A) 30 days after the date on which the Form 25 is filed and (B) February 28, 2024.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to confidentiality, fees and expenses, trust fund waiver, no recourse, and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for willful breach of the Merger Agreement prior to termination.

Termination Fee

In the event that the Merger Agreement is terminated as a result of one of the below actions, SANUWAVE shall pay to SEPA by wire transfer of immediately available funds an amount equal to $2,500,000:

●
the Merger Agreement is terminated by SANUWAVE prior to the receipt of the required stockholder approval, if prior to or substantially concurrent with such termination, SANUWAVE substantially concurrently with such termination enters into a definitive agreement with respect to a Superior Proposal that did not result from a material breach of Section 5.6 of the Merger Agreement, in which case payment shall be made before or concurrently with such termination;

●
the Merger Agreement is terminated by SEPA if SANUWAVE’s board effects a Company Adverse Recommendation Change, SANUWAVE’s board approves, endorses or recommends a Superior Proposal, a tender offer or exchange offer for any outstanding shares of SANUWAVE capital stock is commenced before obtaining the required stockholder approval and the SANUWAVE board fails to recommend against acceptance of such tender offer or exchange offer within 10 business days after commencement, or if there shall have been a material breach of Section 5.6 of the Merger Agreement, in which case payment shall be made within two business days following such termination; or

●
after the date of the Merger Agreement, first, a Takeover Proposal (as defined in the Merger Agreement) is made, proposed or communicated to the SANUWAVE board or management, or is publicly made, proposed or communicated or otherwise becomes publicly known; (B) second, the Merger Agreement is terminated by either SANUWAVE or SEPA pursuant to Section 7.1(b) or 7.1(i) of the Merger Agreement, or by SEPA pursuant to Section 7.1(e) of the Merger Agreement; and (C) third, within twelve (12) months of such termination (1) any transaction included within the definition of a Takeover Proposal with respect to SANUWAVE is consummated or (2) SANUWAVE enters into a definitive agreement providing for the consummation of any transaction within the definition of Takeover Proposal, in each case whether or not involving the same Takeover Proposal or the person or group making the Takeover Proposal referred to in clause (A); provided, that for purposes of clause (C), the term “Takeover Proposal” shall have the meaning assigned to such term in Article X of the Merger Agreement, except that all references to “15%” in such definition shall be deemed references to “50%”, in which case payment shall be made within two business days following such termination.

Trust Account Waiver

SANUWAVE agreed that SANUWAVE and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in SEPA’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) other than in connection with the Closing.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware and the parties are subject to exclusive jurisdiction of federal and state courts located in the State of Delaware (and any appellate courts thereof).

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed with this Current Report on Form 8-K in order to provide investors with information regarding its terms. It is not intended to provide any other factual information about SANUWAVE, SEPA, Merger Sub or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SANUWAVE’s public disclosures.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the Merger Agreement (the “Ancillary Agreements”), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Agreements, copies of each of which are attached hereto as exhibits. Stockholders and other interested parties are urged to read such Ancillary Agreements in their entirety.

Voting Agreements

Simultaneously with the execution and delivery of the Merger Agreement, SANUWAVE and SEPA have entered into voting agreements (collectively, the “Voting Agreements”) with certain stockholders of SANUWAVE required to approve the Transactions. Under the Voting Agreements, each SANUWAVE stockholder party thereto has agreed to vote all of such stockholder’s shares of SANUWAVE in favor of the Merger Agreement and the Transactions and to otherwise take (or not take, as applicable) certain other actions in support of the Merger Agreement and the Transactions and the other matters to be submitted to the SANUWAVE stockholders for approval in connection with the Transactions, in the manner and subject to the conditions set forth in the Voting Agreements, and provide a proxy to SEPA to vote such SANUWAVE shares accordingly (subject to the condition that the Registration Statement has been declared effective by the SEC, provided that the covenants not to take certain actions to delay, impair or impede the Transactions as set forth in the Voting Agreements shall take effect from the date such agreements are executed). The Voting Agreements prevent transfers of the SANUWAVE shares held by the SANUWAVE stockholders party thereto between the date of the Voting Agreement and the termination of such Voting Agreement, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

A copy of the form of Voting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Voting Agreement is qualified in its entirety by reference thereto.

Sponsor Voting Agreement

Simultaneously with the execution and delivery of the Merger Agreement, SANUWAVE and SEPA have entered into a voting agreement (the “Sponsor Voting Agreement”) with Mercury Sponsor Group I LLC, a Delaware limited liability company (the “Sponsor”). Under the Sponsor Voting Agreement, the Sponsor has agreed to vote all of the Sponsor’s shares of SEPA in favor of the Merger Agreement and the Transactions and to otherwise take (or not take, as applicable) certain other actions in support of the Merger Agreement and the Transactions and the other matters to be submitted to the SEPA stockholders for approval in connection with the Transactions, in the manner and subject to the conditions set forth in the Sponsor Voting Agreement, and provide a proxy to SANUWAVE to vote such SEPA shares accordingly (subject to the condition that the Registration Statement has been declared effective by the SEC, provided that the covenants not to take certain actions to delay, impair or impede the Transactions as set forth in the Sponsor Voting Agreement shall take effect from the date such agreement is executed). The Sponsor Voting Agreement prevents transfers of the SEPA shares held by the Sponsor between the date of the Sponsor Voting Agreement and the termination of such Sponsor Voting Agreement, except for certain permitted transfers where the recipient also agrees to comply with the Sponsor Voting Agreement.

A copy of the Sponsor Voting Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Sponsor Voting Agreement is qualified in its entirety by reference thereto.

Lock-Up Agreement

Simultaneously with the execution and delivery of the Merger Agreement, certain stockholders of SANUWAVE each entered into a Lock-Up Agreement with SEPA (collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each SANUWAVE stockholder party thereto agreed not to, during the period commencing from the Closing and ending 180 days after the Closing (subject to early release if SANUWAVE consummates a liquidation, merger, share exchange or other similar transaction that results in all of the SEPA stockholders having the right to exchange their shares for cash, securities or other property): (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant an option to purchase or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation or decrease a call equivalent position, any SEPA restricted securities, (ii) enter any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of the SEPA restricted securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).

A copy of the form of Lock-Up Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Lock-Up Agreement is qualified in its entirety by reference thereto.

Item 7.01	Regulation FD Disclosure.

On August 23, 2023, SANUWAVE and SEPA issued a press release announcing their execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This report may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. SANUWAVE’s and SEPA’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include, without limitation, the satisfaction of the closing conditions to the Transactions and the timing of the closing of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of SANUWAVE and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to consummate the Transactions, including due to any failure to obtain approval of the stockholders of SANUWAVE or SEPA or other conditions to the closing in the Merger Agreement, such as the requirements that (i) SANUWAVE obtain the approval of the holders of 80% of its outstanding convertible promissory notes and warrants to convert such securities into shares of SANUWAVE Common Stock immediately prior to the Closing and (ii) SEPA shall have at least $12.0 million at Closing resulting from proceeds of (a) SEPA’s Class A Common Stock that has not been redeemed and (b) a private placement; (3) delays in obtaining or the inability to obtain any necessary regulatory approvals required to complete the Transactions; (4) the inability to obtain or maintain the listing of SEPA’s securities on Nasdaq following the Transactions; (5) costs related to the Transactions; (6) changes in applicable laws or regulations; (7) the possibility that SANUWAVE or SEPA may be adversely affected by other economic, business, and/or competitive factors; and (8) other risks and uncertainties to be identified in the registration statement/proxy statement (when available) relating to the Transactions, including those under “Risk Factors” therein, and in other filings with the SEC made by SANUWAVE and SEPA. SANUWAVE and SEPA caution that the foregoing list of factors is not exclusive, and caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither SANUWAVE nor SEPA undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

Readers are referred to the most recent reports filed with the SEC by SANUWAVE. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and SANUWAVE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information About the Transactions and Where to Find It

SANUWAVE and SEPA will file relevant materials with the SEC, including a Form S-4 registration statement to be filed by SEPA, which will include a prospectus with respect to SEPA’s securities to be issued in connection with the proposed Merger and a proxy statement with respect to SANUWAVE’s and SEPA’s stockholder meetings at which SANUWAVE’s and SEPA’s stockholders will be asked to vote on the proposed Merger and related matters. SANUWAVE’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE FORM S-4 AND THE AMENDMENTS THERETO AND OTHER INFORMATION FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT SANUWAVE, SEPA AND THE TRANSACTIONS. When available, the proxy statement contained in the Form S-4 and other relevant materials for the Transactions will be mailed to stockholders of SANUWAVE as of a record date to be established for voting on the proposed Merger and related matters. The preliminary Form S-4 registration statement and preliminary proxy statement, the final Form S-4 registration statement and definitive proxy statement and other relevant materials in connection with the Transactions (when they become available), and any other documents filed by SANUWAVE with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov). SANUWAVE’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to SANUWAVE at 11495 Valley View Road, Eden Prairie, Minnesota 55344.

Participants in Solicitations

SANUWAVE and SEPA and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of SANUWAVE Common Stock in respect of the proposed business combination. SANUWAVE stockholders and other interested persons may obtain more detailed information regarding the names and interests in the Transactions of SANUWAVE’s directors and executive officers in SANUWAVE’s and SEPA’s filings with the SEC, including when filed, the Form S-4 registration statement and proxy statement. These documents can be obtained free of charge from the sources indicated above.

Disclaimer

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 23, 2023, by and among SEP Acquisition Corp., SEP Acquisition Holdings Inc., and SANUWAVE Health, Inc.
10.1	Form of Voting Agreement, dated as of August 23, 2023, by and among SEP Acquisition Corp., SANUWAVE Health, Inc., and the stockholder of SANUWAVE Health, Inc. party thereto.
10.2	Sponsor Voting Agreement, dated as of August 23, 2023, by and among Mercury Sponsor Group I LLC, SEP Acquisition Corp., and SANUWAVE Health, Inc.
10.3	Form of Lock-Up Agreement, dated as of August 23, 2023, by and between SEP Acquisition Corp. and the stockholder of SANUWAVE Health, Inc. party thereto.
99.1	Press Release dated August 23, 2023.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: August 23, 2023	By:	/s/ Toni Rinow
	Name:	Toni Rinow
	Title:	Chief Financial Officer